UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 31, 2023
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OWLET, INC.
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-39516	85-1615012
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 North Ashton Boulevard, Suite 300 Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)
(844) 334-5330
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	OWLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Revenue Officer

On July 25, 2023, Owlet, Inc. (the “Company”) announced the appointment of Jonathan Harris as President and Chief Revenue Officer of the Company, effective July 25, 2023 (the “Commencement Date”). Kurt Workman, who was serving as President and Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer.

Mr. Harris, age 58, has more than 30 years of experience in management and advisory roles in hardware and software companies. From May 2021 to January 2023, Mr. Harris served in various positions at Molekule Group, Inc. (“Molekule”), formerly AeroClean Technologies, Inc. (“AeroClean”), an air purification technology company, and Molekule, Inc., which with AeroClean in January 2023 with AeroClean to form Molekule, most recently as Molekule’s Chief Commercial Officer prior to his departure in January 2023. Mr. Harris also served as Chief Marketing & Product Development Officer of AeroClean from October 2022 to January 2023, and from May 2021 to October 2022 served as Chief Executive Officer of Molekule, Inc. Previously, Mr. Harris served as the Chief Executive Officer and Co-Founder of KAMU Labs, Inc., a wellness company, from June 2019 to March 2022, and as a strategic advisor at reMarkable, a tablet company, from February 2019 to August 2022. Prior to joining reMarkable, Mr. Harris served as the President of Aura Frames, a digital picture frame company, from September 2017 to January 2019, and as Senior Vice President of Intergalactic Sales & Field Marketing at GoPro, Inc., a technology company, from June 2010 to April 2017. Mr. Harris holds a Bachelor of Arts degree in Marketing from Southern Methodist University.

Mr. Harris was not appointed as President and Chief Revenue Officer of the Company pursuant to any arrangement or understanding between him and any other person. There are no family relationships that exist between Mr. Harris and any directors or executive officers of the Company. In addition, Mr. Harris is not a party to any related party transaction reportable under Item 404(a) of Regulation S-K.

Employment Agreement

In connection with the foregoing, on July 25, 2023, Mr. Harris and the Company entered into an Employment Agreement (the “Employment Agreement”). Under the Employment Agreement, Mr. Harris will receive an annual base salary of $375,000 and will be eligible to receive an annual cash bonus with a target value of 50% of his base salary. The Employment Agreement also provides for an initial grant of restricted share units (“RSUs”), separated into two tranches, with the first tranche, with an aggregate value of $600,000, granted on the Commencement Date, and the second tranche, with an aggregate value of $400,000, granted on the 6 month anniversary of the Commencement date, provided that Mr. Harris remaining employed by the Company on such date (collectively, the “Initial Award”). Each tranche of the Initial Award is scheduled to vest over three years, with the first 25% vesting on the one month anniversary of the respective grant date, and in equal quarterly installments thereafter, .provided that Mr. Harris remains employed by the Company on the applicable vesting date. Mr. Harris will also be eligible to participate in a severance and/or change of control policy, if and at such time as adopted by the Company.

The foregoing is a summary description of certain terms of the Employment Agreement and the award agreements for the Initial Award and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Employment Agreement and the award agreements for the Initial Award, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 7.01. Regulation FD Disclosure.

A copy of the press release, dated July 26, 2023, announcing the appointment of Mr. Harris as President and Chief Revenue Officer, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Furthermore, the information in this Item 7.01, including Exhibit 99.1 furnished hereunder, shall not be deemed incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 26, 2023.

104	Cover Page Interactive Data file (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owlet, Inc.

Date: July 21, 2023	By:	/s/ Kathryn R. Scolnick
	Name:	Kathryn R. Scolnick
	Title:	Chief Financial Officer